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                                                                    Exhibit 10.8

DATED 24th April 1998

                          TODDS OF LINCOLN LIMITED (1)
                            IBIS SYSTEMS LIMITED (2)

                                COUNTERPART LEASE
                                 of premises at
                                 Centenary House
                                   Whisby Way
                                     Lincoln

                                     Nelsons
                                  Pennine House
                                8 Stanford Street
                                   Nottingham


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THIS LEASE is made the 24th day of April 1998

BETWEEN:

1. "The Landlord" TODDS OF LINCOLN LIMITED whose registered office is at Centenary House Whisby Way Lincoln

2. "The Tenant" IBIS SYSTEMS LIMITED whose registered office is situate at 2 Twyford Place Lincoln's Inn Cressex Business Park High Wycombe Buckinghamshire

Operative provisions:

1. Interpretation

1.1 Definitions

In this Lease the following words and expressions shall where the context so admits be deemed to have the following meanings;

1.1.1 "CONDUCTING MEDIA" means drains sewers conduits flues gutters gullies channels ducts shafts watercourses pipes cables wires and mains or any of them in existence at the date of this Lease or such substituted conducting media as the Landlord may construct in replacement of the same;

1.1.2 "THE DEMISED PREMISES" means the property described in Schedule 1 and refers to each and every part of the Demised Premises;

1.1.3 "INSURED RISKS has the meaning given to it in Schedule 4

1.1.4 "INTEREST" means interest at the rate of 4 per cent over the base rate of Barclays Bank PLC for the time being and from time to time prevailing as well after as before judgement or such other comparable rate as the Landlord may reasonably designate if the base rate shall cease to be published;

1.1.5 "THE LANDLORD" includes all persons entitled to the reversion immediately expectant upon he determination of this Lease;

1.1.6 "THIS LEASE" is a reference to this lease and includes any instruments supplemental to it;

1.1.7 "OUTGOINGS" means all non-domestic and business rates water rates water charges and all existing and future taxes charges assessments impositions and outgoings whatsoever whether parliamentary municipal parochial or otherwise which are now or may at any time in the future be payable charged or assessed on property or the owner or occupier of property


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1.1.8"THE SCHEDULE OF CONDITION" means the Schedule of Condition to be prepared
[            ] and to be agreed between the parties and signed by them

1.1.9 "THE TENANT" includes the Tenant's successors in title and assigns in whom this Lease shall for the time being be vested;

1.1.10 "THE TERM" means the term of years granted by this Lease and any statutory continuation or extension of the term of years;

1.1.11 "THE ENCUMBRANCES" means the restrictions stipulations covenants rights reservations provisions and other matters contained imposed by or referred to in the instruments brief particulars of which are set out in Schedule 3

1.2 Interpretation of restrictions on the tenant

1.2.1 In any case where the Tenant is placed under a restriction by reason of the covenants and conditions contained in this Lease the restriction shall be deemed to include the obligation on the Tenant not to permit or allow the infringement of the restriction by any person claiming rights to use enjoy or visit the Demised Premises through under or in trust for the Tenant and where the Tenant is obliged not to commit an act in breach of covenant this shall be deemed an obligation not to omit to do any act required for compliance with that covenant

1.2.2 References to "liability" include where the context allows claims demands proceedings losses costs and expenses

1.3 Clauses and clause headings

1.3.1 The clause and paragraph headings in this Lease are for ease of reference only and shall not be taken into account in the construction or interpretation of any covenant condition or proviso to which they refer

1.3.2 References in this Lease to a clause Schedule or paragraph are references where the context so admits to a clause Schedule or paragraph of a Schedule in this Lease and references in a Schedule to a paragraph are unless the context otherwise requires references to a paragraph of that Schedule

1.4 Singular and plural meanings

Words in this Lease reporting the singular meaning shall where the context so admits include the Plural meaning and vice versa

1.5 Statutes and statutory instruments

References in this Lease to any statutes or statutory instruments shall include and refer to any statute or statutory instrument amending consolidating or replacing them respectively from time to time and for the time being in force and references


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to a statute include statutory instruments and regulations made pursuant to them

1.6 Gender

Words in this Lease of the masculine gender shall include the feminine and neuter genders and vice versa and words denoting natural persons shall include corporations and firms and all such words shall be construed interchangeably in that manner

1.7 Joint and several obligations

Where the party of the second part to this Lease is or shall be two or more persons the expression "the Tenant" shall include the plural number and obligations in this Lease expressed or implied to be made with the Tenant or by the Tenant shall be made or by such persons jointly and severally

2. The demise

In consideration of the rent and the covenants reserved by and contained in this
Lease:

2.1 the Landlord at the request of the Surety DEMISES to the Tenant:

2.1.1 ALL the Demised Premises subject to the Encumbrances;

2.2 for the TERM of 15 years commencing on [1st April 1998] and determinable as provided by this Lease; and

2.3 the Tenant PAYING during the Term;

2.3.1 the yearly rent of (pound)60,000.00 for the first two years of the term thereafter increasing to a yearly rent of (pound)70,000 unless the Tenant shall have procured that a surety satisfactory to the Landlord enters into a guarantee containing the terms and provisions set out in Clause 6 of this Lease for the obligations of the Tenant under this Lease (in which case the yearly rent shall be (pound)60,0O0 from the date that such guarantee is entered into or the reviewed rent as provided for in Schedule 5 such rents to be paid by equal quarterly payments in advance on the usual quarter days in every year the first or a proportionate part of such payments in respect of the period commencing 1st April 1998 and ending on the quarter day next following to be made on the grant of this Lease

2.3.2 as additional rent the monies payable by the Tenant under Schedule 4

2.3.3 as additional rent any Value Added Tax chargeable on the rent and additional rent reserved in clauses 2.3.1 and 2.3.2

3. Tenant's covenants


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THE TENANT COVENANTS with the Landlord as follows:

3.1 Rent

3.1.1 To pay the yearly rent reserved by this Lease free from any deductions and rights of set-off at the times and in the manner required under clause
2.3.1. and by means of a standing order to the Tenant's bankers and the additional rents reserved by this Lease at the times and in the manner specified in relation to each of them

3.1.2 If the whole or any Part of the rents and other monies due under this Lease on the part of the Tenant shall remain unpaid seven days after they shall have become due including where rent has been properly suspended by the Landlord for breach of covenant (in the case of the yearly rent whether formally demanded or not) on the part of the Tenant then to pay Interest on such rents or part of the rents and other monies as from the date they become due until they are paid to or accepted by the Landlord

3.2 Outgoings

3.2.1 To pay and discharge all rates and other Outgoings in respect of the Demised Premises other than taxes imposed on the Landlord in respect of income arising from rents or from a disposal or dealing with the reversionary interest in the Demised Premises

3.2.2 To reimburse the Landlord for loss of relief from non-domestic rate of an occupied property which would have been available to the Landlord in respect of vacancy of the Demised Premises after the termination of this Lease but for the allowance of relief to the Tenant or any other person formerly in occupation of the Demised Premises for vacancy commencing before the termination of this Lease

3.3 Party expenses and service charge

To pay to the Landlord within 7 days of demand a fair proportion of any costs incurred in respect of facilities enjoyed in common by the Demised Premises and the occupiers of any adjoining or neighbouring property

3.4 Repair

3.4.1 From time to time and at all times well and substantially to repair and clean the Demised Premises and to keep the Demised Premises in good and substantial repair and condition and where necessary to replace rebuild or renew the same provided that the Tenant shall not be obliged to keep the Demised Premises in any better repair that that evidenced by the Schedule of Condition

3.4.2 The obligations in clause 3.4.1 extend to all improvements and additions to the Demised Premises and all landlord's fixtures and fittings and appurtenances of whatever nature affixed or fastened to the Demised Premises


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3.4.3 To notify the Landlord forthwith of any damage by the Insured Risks

3.5 Decorations

3.5.1 In the year 2003 and thereafter in every fifth year of the Term and in the last three months of the Term howsoever determined to decorate the inside of the Demised Premises with two coats of good quality paint or good quality polish and with paper for those parts normally papered or other suitable and appropriate materials of good quality in a workmanlike manner such decorations in the last three months of the Term to be executed in such colours patterns and materials as the Landlord may reasonably and properly require

3.5.2 In the year 2001 and thereafter in every third year of the Term and also in the last three months of the Term howsoever determined to decorate the exterior of the Demised Premises with three coats of good quality paint or good quality polish or other appropriate and suitable material or treatment of good quality in a proper and workmanlike manner

3.5.3 Not without the consent of the Landlord to alter cover up or change any part of the architectural decorations or the external colour of the Demised Premises

3.6 Landlord's right of inspection and right of repair

3.6.1 To permit the Landlord and its servants or agents at all reasonable times upon reasonable written notice being given (save in case of emergency) to enter into inspect and view the Demised Premises and examine their condition and also to take a schedule of fixtures in the Demised Premises

3.6.2 If any breach of covenant defects disrepair removal of fixtures or unauthorised alterations or additions shall be found upon inspection for which the Tenant is liable then upon notice by the Landlord to the Tenant to execute all repairs works replacements or removals required within three months or sooner if necessary after the receipt of such notice to the reasonable, satisfaction of the Landlord or its surveyor

3.6.3 In the case of default it shall be lawful for workmen or agents of the Landlord to enter into the Demised Premises and execute such repairs works replacements or removals

3.6 4 To pay to the Landlord on demand all expenses so incurred with Interest from the date of demand until the date they are paid by the Tenant to the Landlord such expenses and interest to be recoverable as if they were rent in arrear

3.7 Yield up in repair at the end of the term

At the expiration or earlier determination of the Term or such later time as the Landlord recovers possession of the Demised Premises from the Tenant;


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3.7.1 quietly to yield up the Demised Premises together with all additions and improvements to the Demised Premises and all fixtures which during the Term may be fixed or fastened to or upon the Demised Premises other than Tenant's fixtures removable by the Tenant decorated repaired cleaned and kept in accordance with the Tenant's covenants contained in this Lease (except in respect of damage by the Insured Risks as allowed in Schedule 4);

3.7.2 if so requested by the Landlord to remove from the Demised Premises all the Tenant's belongings that is to say trade fixtures and fittings and all notices notice boards and signs bearing the name of or otherwise relating to the Tenant including in this context any person deriving title to the Demised Premises under the Tenant or its business; and

3.7.3 to make good to the satisfaction of the Landlord all damage to the Demised Premises resulting from the removal of the Tenant's belongings from the Demised Premises

3.7.4 if the Tenant fails to leave the Demised Premises in such condition as aforesaid then and in such case the Landlord may do or effect all such repairs renovations and decorations for which the Tenant is liable hereunder and the cost thereof shall be paid by the Tenant to the Landlord on demand and the Tenant shall also pay to the Landlord mesne profits at the rate of the rent payable hereunder immediately prior to the said expiration or determination during the period reasonably required for carrying out such work and the amount or such mesne profits shall be added to the cost of carrying out such work as aforesaid

3.8 Landlord's right of entry for repairs etc.-

3.8.1 To permit the Landlord and the agents workmen and others employed by the Landlord or by the other owners tenants or occupiers of any adjoining or neighbouring property at reasonable times after giving to the Tenant written notice except in an emergency to enter upon the Demised Premises;

3.8.1.1 to alter maintain or repair the adjoining premises or property of the Landlord or person so entering; or

3.8.1.2 to construct add to alter maintain repair or fix anything serving such property and running through or on the Demised Premises including the Conducting Media; or

3.8.1.3 to comply with any obligation to any third party having legal rights over the Estate; or

3.8.1.4 in exercise of a right or to comply with any obligation under this Lease; or

3.8.1.5 in connection with the development of any adjoining or neighbouring land or premises including the right to build on or onto or in prolongation of any boundary wall of the Demised Premises;


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without payment of compensation for any nuisance annoyance inconvenience or damage caused to the Tenant subject to the Landlord or other person so entering exercising such right in a reasonable manner and making good any damage caused to the Demised Premises without unreasonable delay

3.9 Alterations

3.9.1 Not to make any alterations or additions to or affecting the structure or exterior of the Demised Premises or the appearance of the Demised Premises as seen from the exterior

3.9.2 Not without the consent of the Landlord to make any other alteration or additions to the Demised Premises

3.9.3 At the expiration or earlier determination of the Term if and to the extent required by the Landlord to reinstate the Demised Premises to the same condition as they were in at the grant of this Lease such reinstatement to be carried out under the supervision and to the reasonable satisfaction of the Landlord or the Landlord's Surveyor

3.9.4 To procure that any alterations or additions to the Demised Premises permitted by the Landlord under clause 3.9.2. shall be carried out only by a contractor approved by the Landlord such approval not to be unreasonably withheld

3.10 Alienation

3.10.1 Unless otherwise permitted under this Clause or otherwise agreed in writing by the Landlord the Tenant shall not;

      3.10.1.1 hold the Demised Premises expressly or impliedly on trust for another person;

      3.10.1.2    part with possession of the Demised Premises;

      3.10.1.3    share possession of the Demised Premises with another person;

      3.10.1.4 allow anyone other than the Tenant and its officers and employees to occupy the Demised Premises (except that the Tenant may share occupation of the Demised Premises in a mariner which does not transfer or create a legal estate with a company that is a member of the same group (as defined by Section 42 of the Landlord & Tenant Act 1954);

                  (i) for so long as both the Tenant and that company remain members of the same group; and

                  (ii) provided that within 21 days of such sharing the Landlord receives notice of the Company sharing occupation and the


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                        address of its registered office and its written
                        acknowledgement that for so long as it occupies the Demised Premises the Landlord has the same right to distrain against the assets on the Demised Premises as against the assets of the Tenant.

3.10.2 The Tenant shall not assign a part (as distinct from the whole) of the Demised Premises

3.10.3 (Subject to the provisions of sub-paragraphs 3.10.3.1 and 3.10.3.2 below) the Tenant shall not assign the whole of the Demised Premises without first obtaining the written licence of the Landlord which shall not be unreasonably withheld or delayed PROVIDED THAT

         3.10.3.1 The Landlord may withhold licence to an assignment if any of the following circumstances (which are specified for the purposes of Section 19 (lA) of the Landlord and Tenant Act
                  1927) shall apply either at the date when application for the licence to assign is made or after that date but before such licence is given and if after such licence has been given but before completion of the assignment any such circumstances apply the Landlord may revoke such licence:

                  (i) any sum due from the Tenant under this Lease remains unpaid; or

                  (ii) in the reasonable opinion of the Landlord's surveyor there are any material outstanding breaches of any covenant relating to the state and condition of the Demised Premises being either:-

                        (A) a Tenant covenant under this lease; or

                        (B) a personal covenant undertaken by the Tenant making the application for the licence to assign.

                  (iii) the proposed assignee or any guarantor for the proposed assignee has the benefit of state or diplomatic immunity; or

                  (iv) the proposed assignee is a corporation registered in (or otherwise resident in) a jurisdiction in which the order of a Court obtained in England and Wales will not necessarily be enforced without any consideration of the merits of the case

                  (v) in the reasonable opinion of the Landlord the proposed assignee is not of sufficient financial standing to enable it to comply with the tenants covenants in the Lease


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                  (vi)  in the reasonable opinion of the Landlord the value of the Landlord's interest in the Property would be diminished or otherwise adversely affected by the Proposed Assignment on the assumption (whether or not a fact) that the Landlord wished to sell it's interest the day following completion of the Proposed Assignment of this Lease to the Proposed Assignee

         3.10.3.2 The Landlord may impose any or all of the following conditions (which are specified for the purpose of Section 9(1A) of the Landlord and Tenant Act 1927) on giving any licence for an assignment by the Tenant of the whole premise:-

                  (i) upon or before the assignment and before giving occupation to the proposed assignee the Tenant making the application for the licence to assign shall covenant by way of indemnity and guarantee with the Landlord in the terms of an Authorised Guarantee Agreement with the Landlord in a deed on the terms of Schedule 3 to this Lease with such amendments thereto as the Landlord shall require

                  (ii) if so required by the Landlord the proposed assignee (being a company) shall upon or before any assignment and before taking occupation obtain guarantors reasonably acceptable to the Landlord who shall enter into a deed of covenant in the terms set out in Clause 6 of this Lease or such other provisions as the Landlord shall reasonably require and/or shall provide the Landlord with a rent deposit on terms to be reasonably determined by the Landlord

                  (iii) that all material breaches of the Tenant's covenants and conditions in this Lease have been remedied

                  (iv) the payments to the Landlord of all rents and other sums which have fallen due under the Lease prior to the date of the assignment

         3.10.3.3 The provisos contained in Clauses 3.10.3.1 and 3.10.3.2 shall operate without prejudice to the right of the Landlord to withhold such consent on any other ground or grounds where such withholding of consent would be reasonable or to impose any further condition or conditions upon the grant of consent where the imposition of such condition or conditions would be reasonable

3.10.4 The Tenant shall not charge a part (as distinct from the whole) of the Demised Premises

3.10.5 Not to underlet the whole or part of the Demised Premises except in accordance with the following provisions:-


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3.10.5.1 Any consent of the Landlord to an underletting of the whole of the
         Demised Premises will be subject to conditions that:

         3.10.5.1.1 the undertenant enters into a deed with the Landlord in which the undertenant covenants that during the period when the undertenant is bound by the tenant covenants contained in the underlease together with any additional period during which the undertenant is bound by an authorised guarantee agreement the undertenant will observe and perform the provisions of this Lease (excluding the covenant as to the payment of rent) and the provisions of the underlease

         3.10.5.1.2 the underlease is granted without a fine or premium at a rent no lower than the then open market rent approved by the Landlord (such approval not to be unreasonably withheld)

         3.10.5.1.3 the rent is payable in advance on the same days as rent is payable under this Lease

         3.10.5.1.4 the underlease contains provisions approved by the Landlord
                    (such approval not to be unreasonably withheld):

         (a) for the upwards-only review of the rent on the basis set out in Schedule 5 or in such other form as the Landlord reasonably requires or approves

         (b) for the rent to be reviewed either on the Review Dates or on such other dates approved by the Landlord by which the rent is reviewed no less frequently

3.10.5.2 Any consent of the Landlord to an underletting of the whole or part of the Demised Premises will be subject to further conditions:-

(a) prohibiting the undertenant from doing or allowing any act or thing in relation to the Property inconsistent with or in breach of the provisions of this Lease

(b) for re-entry by the underlandlord on breach of any covenant by the undertenant

(c) imposing an absolute prohibition against all dealings with the Property other than an assignment or charge of the whole

(d) prohibiting any assignment of the whole of the Property without the consent of the Landlord under this Lease and except on the basis set out in this clause
3.10 of this Lease such provisions being incorporated into the underlease


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      (e) prohibiting any charge of the whole of the Property without the consent of the Landlord under this Lease

      (f) prohibiting the undertenant from parting with possession or permitting another to share or occupy or hold on trust for another the Property or any part of it

      (g) imposing in relation to any permitted assignment the same obligations for registration with the Landlord as are in this Lease in relation to dispositions by the Tenant

      (h) excluding the provisions of the 1954 Act, sections 24-28 from the letting created by the underlease

3.10.6 The Tenant covenants with the Landlord:

      3.10.6.1 to enforce the performance by every undertenant of the provisions of the underlease and not at any time to waive any breach of the covenants or conditions on the part of any undertenant or assignee of any underlease nor (without the consent of the Landlord such consent not to be unreasonably withheld) to vary the terms of any underlease

      3.10.6.2 in the case of an underletting of whole not to agree any reviewed rent with the undertenant without the approval of the Landlord such approval not to be unreasonably withheld

      3.10.6.3 in the case of an underletting of whole not to agree any appointment of a person as the third party determining the revised rent without the approval of the Landlord such approval not to be unreasonably withheld

      3.10.6.4 in the case of an underletting of whole to incorporate as part of its representations to that third party representations required by the Landlord

      3.10.6.5 in the case of an underletting of whole to give the Landlord details of every rent review within twenty-eight days of its outcome

      3.10.6.6 not to grant the underlease or permit the undertenant to occupy the Property unless an order has been obtained under the 1954 Act, section 38(4)

3.11 Insolvency of covenantors

The Tenant covenants with the Landlord:

3.11.1 to give notice to the Landlord within 14 days if any person who has entered into covenants with the Landlord under the provisions of this clause (where that


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person has not been released from these obligations) becomes Insolvent (as defined in clause 4.1.3) or dies

3.11.2 if requested by the Landlord following the service of a notice under clause 3.12.1 to procure that within 14 days of the request some other person reasonably acceptable to the Landlord enters into covenants with the Landlord in substantially the same form

3.12 Registration of dispositions of this Lease

Within one month after the execution of any disposition of this Lease or the Demised Premises whether by charge or assignment or upon any transmission by reason of a death or otherwise affecting the Demised Premises to produce to and leave with Solicitors for the time being of the Landlord the deed instrument or other document or disposition (and in each case a certified copy for retention by the Landlord) and on each occasion to pay to such Solicitors a registration fee of (pound)30.00 plus VAT

3.13 User

3.13.1 Not to use the Demised Premises otherwise than a use falling within Class B1 or B8 of the Town & Country Planning (Use Classes) Order 1987 (the Authorised
Use)

3.13.2 Nothing contained in this lease shall imply or be treated as a warranty to the effect that the use of the Demised Premises for the purposes above mentioned is in compliance with all Town Planning laws and regulations now or from time to time in force

3.14 Restrictions affecting use of the demised premises

3.14.1 Not to erect nor install in the Demised Premises any engine furnace or machinery whether driven by steam oil or electric energy or otherwise which causes noise fumes or vibration which can be heard smelled or felt outside the Demised Premises

3.14.2 Not to store in the Demised Premises any petrol or other specially inflammable explosive or combustible substance

3.14.3 Not to use the Demised Premises for any noxious noisy or offensive trade or business nor for any illegal or immoral act or purpose

3.14.4 Not to hold any sales by auction on the Demised Premises

3.14.5 Not to hold in or on the Demised Premises any exhibition public meeting or public entertainment

3.14.6 Not to permit any vocal or instrumental music in the Demised Premises so that it can be heard outside the Demised Premises


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3.14.7 Not to permit livestock of any kind to be kept on the Demised Premises

3.14.8 Not to do in or upon the Demised Premises anything which may be or grow to be a nuisance annoyance disturbance inconvenience or damage to the Landlord or its other Tenants of the Estate or to the owners tenants and occupiers of adjoining and neighbouring properties

3.14.9 Not to load or use the floors walls ceilings or structure of the Demised Premises in any manner which will cause strain damage or interference with the structural parts loadbearing framework roof foundations joists and external walls of the Demised Premises

3.14.10 Not to overload the electrical installation Conducting Media in the Demised Premises

3.14.11 Not to do or omit to do anything which interferes with or which imposes an additional loading on any electrical systems hot water systems ventilation heating or other plant or machinery serving the Demised Premises

3.14.12 Not to use the Demised Premises as a betting shop or betting office

3.14.13 Not to use the Demised Premises for the sale of wines spirits beers or any intoxicating liquor for consumption either on or off the Demised Premises

3.14.14 Not to allow any person to sleep in the Demised Premises nor to use the Demised Premises for residential purposes

3.14.15 Not at any time to place in the passages corridors staircases lavatories access ways and service areas serving or demised with the Demised Premises any goods mats trade empties rubbish or other obstruction

3.14.16 Not to accumulate trade empties upon the Demised Premises

3 14.17 Not to place or install any articles merchandise goods or other things in front of or elsewhere outside the buildings forming part of the Demised Premises

3.14.18 Not to permit the drains to be obstructed by oil grease or other deleterious matter but to keep the Demised Premises and the drains serving the Demised Premises thoroughly cleaned as often as may be necessary

3.14.19 Not to use any portion of any access roads or service area for the parking of vehicles but to use them as a means of access to and egress from the Demised Premises only

3.15 Advertisements and signs

3.15.1 Not to place or display on the exterior of the Demised Premises or on the windows or inside the Demised Premises so as to be visible from the exterior of the


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Demised Premises any name writing notice sign illuminated signed display of lights placard poster sticker or advertisement other than;

3.15.1.1 a suitable sign of a size and kind first approved by the Landlord or the Landlord's Surveyor showing the Tenant's name and trade;

3.15 1.2 such other notices as the Landlord may in its absolute discretion approve

3.16 Loading and deliveries

Not to load or unload vehicles except in the servicing areas or loading bays provided for such purpose and in the course of such loading or unloading;

3.16.1 to comply with any regulations of the Landlord and the requirements of the local highway authority; and

3.16.2 not to cause any avoidable obstruction

3.17 Compliance with statutes etc...

3.17.1 To comply in all respects with the provisions of all statutes and instruments pursuant to them for the time being in force and requirements of any competent authority relating to the Demised Premises or anything done in or upon them by the Tenant and to indemnify the Landlord against all actions proceedings claims or demands which may be brought or made by reason of such statutes or requirements or any default in compliance with them

3.17.2 In particular but without prejudice to the generality of clause 3.17.1;

3.17.2.1 to execute all works and do all things on or in respect of the Demised Premises which are required under the Office Shops and Railway Premises Act 1963;

3.17.2.2 to comply with all requirements under any present or future Act of Parliament order by-law or regulation as to the use or occupation of or otherwise concerning the Demised Premises;

3.17.2.3 to execute with all due diligence commencing work within one month or sooner if necessary and then proceeding continuously all works to the Demised Premises for which the Tenant is liable in accordance with this clause 3.17;

3.17.2.4 if the Tenant shall not comply with clause 3.17.2.3 to permit the Landlord to enter the Demised Premises to carry out such works and to pay to the Landlord on demand the reasonable expense of so doing including surveyors' and other professional advisers fees together with Interest from the date of expenditure until payment by the Tenant to the Landlord such monies to be recoverable as if they were rent in arrear

3.18 Planning permissions

3.18.1 Not without the consent in writing of the Landlord to make any application under the Town and Country Planning Act 1990 to any local planning authority for permission to develop including change of use of the Demised Premises

3.18.2 To indemnify the Landlord against any development charges other charges and expenses payable in respect of such applications and to reimburse to the Landlord the costs they may properly incur in connection with such consent

3.18.3 To pay to the Landlord within 7 days of demand any sum or sums which may become payable in consequence of the use of the Demised Premises reverting to that existing prior to such application being made

3.18.4 Forthwith to give to the Landlord full particulars in writing of the grant of planning permission

3.18.5 Not to implement any planning permission if the Landlord shall object to any of the conditions subject to which it has been granted

3.19 Compliance with town planning requirements and receipt of notices

3.19.1 To perform and observe all the provisions and requirements of all statutes and regulations relating to town and country planning in relation to the Demised Premises and to obtain any development or other consent permit or licence which may be requisite by reason of the development or manner of use of or on the Demised Premises by the Tenant

3.19.2 To indemnify the Landlord from and against any loss or expense suffered by the Landlord by reason of the Tenant's failure to obtain any necessary development or other consents permits or licence as aforesaid

3.19.3 To give full particulars to the Landlord of any notice or proposal for a notice or order or proposal for an order made given or issued to the Tenant under or by virtue of any statute or regulation within seven days of the receipt of any such by the Tenant and if so required by the Landlord to produce such notice or proposal for a notice or order to the Landlord

3.19.4 Forthwith to take all reasonable and necessary steps to comply with any such notice or order

3.19.5 At the request and cost of the Landlord to make or join with the Landlord in making such objections or representations against or in respect of any proposal for such a notice or order as the Landlord may deem expedient

3.20 Claims made by third parties

3.20.1 To the Landlord against any claims proceedings or demands and the costs and expenses so incurred which may be brought against the

Landlord by any employees workpeople agents or visitors of the Tenant or other in respect of any accident loss or damage whatsoever to person or property howsoever caused or occurring in or upon the Demised Premises

3.20.2 To keep the landlord indemnified against liability by the Landlord by reason of breach by the Tenant of its obligations in the Lease

3.21 Expenses of the Landlord

To pay all expenses on an indemnity basis including Solicitors costs bailiff's fees and Surveyors' and Architects fees incurred by the Landlord;

3.21.1 incidental to or in contemplation of the collection of rent arrears and of the preparation and service of a Schedule of Dilapidations and/or a notice under sections 146 and 147 of the Law of Property Act 1925 notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court; and

3.21.2 in connection with every application for any consent or approval made under this Lease whether or not such consent or approval shall be granted or given

3.22 Obstruction of windows or lights

3.22.1 Not to stop up darken or obstruct any windows or lights belonging to the Demised Premises or any other buildings belonging to the Landlord nor permit any new windows light opening doorway path passage drain or other restriction encroachment or easement to be made

3.22.2 Not to permit any easement to be made or acquired into against or upon the Demised Premises

3.22.3 Where any such -window light opening doorway path passage drain or other restriction encroachment or easement shall be made or attempted to be made or acquired forthwith to give notice of the circumstances to the Landlord and at the request and cost of the Landlord to adopt such course as may be reasonably required or deemed proper by the Landlord for preventing any such restriction encroachment or the acquisition of any such easement

3.23 Cleaning of windows

To keep the glass in the windows of the Demised Premises clean

3.24 Value added tax

3.24.1 To pay any value added tax lawfully imposed upon and added to any fee rent charge cost or expense in respect of goods and services supplied by or on behalf of the Landlord in connection with this Lease

3.24.2 To indemnify the Landlord to the extent that input value added tax for which the Landlord may be liable to third parties in respect of goods and services supplied to the Landlord in connection with this Lease is not recoverable by the Landlord by credit against output value added tax or repayment to the Landlord by the Commissioners of Customs and Excise

3.25 Notices to let and for sale

3.25.1 To allow the Landlord or its agents to enter on the Demised Premises at any time:

3.25.1.1 within six months next before the expiration or earlier determination of the Term to fix upon the Demised Premises a notice board for reletting the Demised Premises;

3.25.1.2 to fix on some part of the Demised Premises a notice board for sale of the interest of the Landlord;

3.25.2 not to remove or obscure any such notice board; and

3.25.3 to permit all persons authorised by the Landlord or its agents to view the Demised Premises at reasonable hours without interruption in connection with any such letting or sale

3.26 Tenants Negligence

To indemnify the Landlord against all claims demands actions proceedings liabilities costs charges and expenses in respect of or incurred in connection with any damage or injury occasioned to the Demised Premises or the Estate or any adjacent or neighbouring premises or any person or any other property moveable or immovable by any act default or negligence of the Tenant or of the servants agents licensees of the Tenant or by any breach of the covenants on the part of the Tenant herein contained

4. Provisos:

THE PARTIES AGREE to the following provisos:

4.1 Proviso for re-entry

4.1.1 The Landlord may terminate this Lease by re-entering the Demised Premises (or a part of them) itself or by an authorised agent if:

4.1.1.1 any or any part of the rents reserved by the Lease shall be unpaid for fourteen days after any of the days when they become due for payment (whether or not they shall have been lawfully demanded); or

4.1.1.2 the Tenant shall at any time fail or neglect to perform or observe any of the covenants conditions or agreements contained in this Lease to be performed or observed by the Tenant or shall allow any distress or execution to be levied on the Tenant's goods; or

4.1.1.3 an event of insolvency shall occur in relation to the Tenant or one of the Tenants or any guarantor of the Tenant or one of the Tenants;

4.1.2 Re-entry in exercise of the rights contained in clause

4.1.1 shall be without prejudice to any right of action or remedy of the Landlord in respect of any antecedent breach of any of the covenants by the Tenant contained in the Lease

4.1.3 The expression "an event of insolvency" in clause 4.1.1.3 includes (in relation to a company or other corporation which is the Tenant or one of the Tenants or a guarantor) inability of the company to pay its debts entry into liquidation either compulsory or voluntary (except for the purpose of amalgamation or reconstruction) the passing of a resolution for a creditors winding up, the making of a proposal to the company and its creditors for a composition in satisfaction of its debts or a scheme of arrangement of its affairs, the application to the court for an administration order, and the appointment of a receiver or an administrative receiver, and in relation to an individual who is the Tenant or a guarantor inability to pay or having no reasonable prospect of being able to pay his debts, the presentation of a bankruptcy petition, the making of a proposal to his creditors for a composition in satisfaction of his debts or a scheme of an arrangement of his affairs, the application to the court for an interim order, and the appointment of a receiver, and in relation to the various events of insolvency they shall wherever appropriate be interpreted in accordance and conjunction with the relevant provisions of the Insolvency Act 1986

4.2 Arbitration of disputes between tenants

If any dispute or disagreement shall at any time arise between the Tenant and the tenants and occupiers of any adjoining or contiguous property or premises belonging to the Landlord relating to the Conducting Media serving the Estate or any adjoining or contiguous premises or any easements or privileges whatsoever affecting or relating to the Estate or any adjoining or contiguous property or premises the dispute or disagreement shall from time to time be settled and determined by the Landlord to which determination the Tenant shall from time to time submit

4.3 Accidents

The Landlord shall not be responsible to the Tenant or the Tenant's licensees nor to any other person for any:

4.3.1 accident happening or injury suffered in the Demised Premises; or

4.3.2 damage to or loss of any goods or property sustained in the Demised Premises whether or not due to any failure of any security system for which the Landlord is any way responsible; or

4.3.3 act omission or negligence of any employee of the Landlord in respect of the Demised Premises

4.4 Compensation for disturbance

Except to the extent that any statutory provision prohibits the Tenant's rights to compensation being reduced or excluded by agreement the Tenant shall not be entitled on quitting the Demised Premises to claim from the Landlord any compensation under the Landlord and Tenant Act 1954

4.5 Removal of property after determination of term

4.5.1 If at such time as the Tenant has vacated the Demised Premises after the determination of this Lease any property of the Tenant shall remain in or on the Demised Premises and the Tenant shall fail to remove the same within 14 days after being requested by the Landlord so to do by a notice 10 that effect then the Landlord may as the agent of the Tenant sell such property and shall then hold the proceeds of sale after deducting the costs and expenses or removal storage and sale reasonably and properly incurred by it to the order of the Tenant

4.5.2 The Tenant shall indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this clause

4.6 Notices consents and approvals

4.6.1 Any notice served under or in connection with this Lease shall be in writing and be properly served if compliance is made with the provisions of section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962

4.6.2 Any consent or approval under this Lease shall be required to be obtained before the act or event to which it applies is carried out or done and shall be effective only when the consent or approval is given in writing

5. Landlords' covenants:

THE LANDLORD COVENANTS with the Tenant as follows:

5.1 Quiet enjoyment

That the Tenant paying rents and performing the Tenant's covenants reserved by and contained in this Lease may lawfully and peaceably enjoy the Demised Premises throughout the Term without any lawful suit eviction or interruption by the Landlord or by any person lawfully claiming through under or in trust for the Landlord

6 Guarantee provision:

6.1 Guarantee

6.1.1 The Surety guarantees to the Landlord that the Tenant will pay the rents reserved by and perform and observe all the Tenant's covenants in this Lease throughout the Term and any extension by statute of the tenancy created by this Lease and the Surety will pay and make good to the Landlord on demand any losses damages costs and expenses suffered or incurred by the Landlord by reason of any failure of the Tenant to do so

6.1.2 the guarantee in Clause 6.1.1 remains in force for so long as and to the extent that the Tenant is not released by law from the liability for the Tenant's covenants in this Lease

6.1.3 The Surety also guarantees to the Landlord that the Tenant will observe and perform it's obligations under the Authorised Guarantee Agreement to be entered into by the Tenant under the terms of this Lease and will pay and make good to the Landlord on demand any losses damages costs and expenses suffered or incurred by the Landlord if the Tenant fails to do so

6.1.4 For the purpose of this Clause 6 references to the Tenant are to the Tenant in relation to whom the surety guarantee is given but not to a lawful assignee of that Tenant

6.2 No waiver or release of liability

The Surety is not to be released from liability under these provisions by reason of

6.2.1 any forbearance the granting of time or any other indulgence on the part of the Landlord including (but without affecting the general operation of this clause 6.2) any granting or extension of time under or varying the procedure set out in Schedule 5 paragraph 5; or

6.2.2 any variation of this Lease whether or not made with the consent of the Surety and the guarantee of the Surety in clause 6.1 is to operate in relation to this Lease as it may be varied from time to time

6.3 Surety to accept new lease upon disclaimer

6.3.1 if this Lease is determined by re-entry by the Landlord or is effectively determined by disclaimer or shall otherwise be prematurely determined the Surety shall if the Landlord by notice within three months after the date of determination so requires take from the Landlord a lease of the Premises

6.3.2 the Lease to be granted to the Surety under clause 6.3.1 is to be on the following terms:-

6.3.2.1 the term is to commence on the date of termination of this Lease and to be equal to the residue of the Term which would have remained unexpired at that date if this Lease had not then been terminated;

6.3.2.2 the yearly rent is to be the same as would have been payable under this Lease if it had continued undetermined and, if a rent review operative from a review date before the grant of the lease had not been completed the Surety will complete the rent review with the Landlord as if it had been the Tenant under this Lease in order to establish the commencing yearly rent under the Lease;

6.3.2.3 the Lease is otherwise to be on the same terms and conditions as would have applied under this Lease if it had continued undetermined; and

6.3.2.4 the Surety is to succeed to the rights and assume the liability of the Tenant under this Lease as if the Lease had continued undetermined

6.4 Subordination of rights of the Surety

6.4.1 With respect to any sums paid by the Surety under this clause 6 and to any other rights which may accrue to the Surety in respect of any turns so paid or liabilities incurred under this guarantee or in the observance performance or discharge of the obligations and covenants of the Tenant in this Lease the Surety is to rank and be entitled to enforce its rights only after all obligations and covenants under this guarantee have been fully observed and performed and if they have not the Surety may not:-

6.4.1.1 seek to recover from the Tenant or any third party whether directly or by way of set-off lien counterclaim or otherwise or accept any money or other property or security or exercise any rights in respect of any sum which may be or become due to the Surety on account of the failure by the Tenant to observe and perform or discharge such obligations or covenants in this Lease;

6.4.1.2 claim prove or accept any payment in composition by way of winding-up liquidation bankruptcy or other form of insolvency of the Tenant in competition with the Landlord for any amount whatsoever owing to the Surety by the Tenant; nor

6.4.1.3 exercise any right or remedy in respect of any amount pad by the Surety under this Lease or any liability incurred by the Surety in observing performing or discharging the obligations and covenants of the Tenant

6.4.2 The Surety warrants that it has not taken and undertakes with the Landlord that it will not without the consent of the Landlord:

6.4.2.1 take any security from the Tenant in respect of this guarantee and if any such security is so taken notwithstanding it is to be held on trust for the Landlord as security for the respective liabilities of the Surety and the Tenant

7. Obligations in Schedules to this Lease

The Landlord and the Tenant mutually covenant to observe and perform their respective obligations and the conditions in the Schedules

8. Stamp Certificate

The Landlord and the Tenant certify that there is no agreement for lease to which this Lease gives effect

                                   SCHEDULE 1
                       Description of the demised premises

ALL THOSE premises situate at and known as Centenary House Whisby Way Lincoln and shown edged red on the Plan attached hereto and each and every part thereof

                                   SCHEDULE 2
                         Authorised Guarantee Agreement

DATE:

PARTIES:

(1)   "the Landlord"
       of

(2)   "the Tenant"
       of

1.    Definitions and recitals

1.1 This Deed is supplemental to a lease [an underlease] ("the Lease") dated the [**] and made between (1) [the Landlord] and (2) [the Tenant] by which the property known as [**] ("the Property") was demised for a term of [**] years from [and including] the [**] ("the Term") subject to the payment of the rent[s] reserved by and the performance of the provisions of the Lease

1.2 The reversion immediately expectant on the determination of the Term [remains or is now] vested in the Landlord and the unexpired residue of the Term [remains or is now] vested in the Tenant

1.3 The Lease contains provisions prohibiting the Tenant from assigning the Property without the consent of the Landlord such consent not to be

                              [FLOOR PLAN OMITTED]
      unreasonably withheld in certain circumstances and further provides that any consent will be subject to a condition that the Tenant enters into an authorised guarantee agreement as defined in the Landlord and Tenant (Covenants) Act 1995 ("the 1995 Act")

1.4 The Landlord has agreed (at the request of the Tenant) to grant a licence to the Tenant to assign its estate and interest in the Property to of [**] ("Assignee") subject to the Tenant and the Assignee entering into a formal Licence in the form required by the Landlord and the Tenant entering into this Authorised Guarantee Agreement

1.5 All terms defined in the Lease have the same meanings when used in this deed except where the contrary appears

2.    Authorised Guarantee Agreement

2.1   This Deed is an authorised guarantee agreement as defined in the 1995 Act
      Section 16

2.2   Nothing in this Deed imposes on the Tenant:

o any requirement to guarantee the performance under the Lease of any person other than the Assignee or

o any liability restriction or other requirement (of whatever nature) in relation to any time after the Assignee is released by the 1995 Act from its obligations under the Lease

3.    Tenant's covenants

The Tenant covenants with the Landlord and (without the need for any express assignment) with all of its successors in title:

3.1 if the Assignee does not pay the Rent or any other sum due under the Lease on the date on which it is due to pay to the Landlord on demand the Rent or other sum outstanding

3.2 if the Assignee is in breach of any provision of the Lease to remedy that breach on demand and to indemnify and keep indemnified the Landlord against all Losses suffered by the Landlord as a result (directly or indirectly) of that breach

3.3 in addition to the obligations set out in clauses 3.1 and 3.2 and if this Lease is disclaimed by the Assignee's trustee in bankruptcy or liquidator:

3.3.1 to pay to the Landlord on demand an amount equal to the Rent and other sums of a recurring nature that would have been payable under this Lease for the period beginning on the date of disclaimer and ending on the earliest of:

o     the date upon which the Property is re-let

o     the expiry of the Term

o the expiry of the period of one year beginning on the date of the disclaimer or

3.3.2 if requested by the Landlord within ninety days of disclaimer to take from the Landlord a lease of the Property from the date of disclaimer for the residue of the Term at the Rent payable at the time of disclaimer or (where a rent review is pending at the time of disclaimer at the Rent that is subsequently agreed or determined under clause 4 of the Lease to have been payable at the time of disclaimer) and upon the same terms as those contained in the Lease with all provisions of a periodical nature (including for example those relating to review of the Rent) expressed to apply on the actual dates that would have applied if the Lease had not been disclaimed and

3.3.3 to pay the costs of the Landlord incurred in relation to the disclaimer and where appropriate the grant of the lease to the Tenant

4.    Application of Tenant's covenants

The obligations of the Tenant set out in clause 3 will continue to apply even if

4.1 the Landlord grants any time or indulgence to the Assignee or fails to enforce payment of the Rent or other sum or the performance of the terms of the Lease

4.2 the Landlord refuses to accept the Rent tendered when the Landlord was entitled (or would after the service of a notice under the Law of Property Act 1925 section 146 be entitled) to re-enter the Property

4.3 the terms of the Lease are varied except where the variation is a relevant variation as defined in the 1996 Act section 18(4)

4.4 a revised Rent has been agreed or determined under Schedule 6 of the Lease [including any stepped rent phased rent or other rental formula that may be agreed]

4.5 the Assignee surrenders part of the Demised Premises and where this happens the liability of the Tenant under this Lease continues for the part of the Demised Premises not surrendered after making any necessary apportionments under the Law of Property Act 1926 section 140

4.6   the Tenant would have been released by any other event

5.    Duration of the Tenant's covenant

5.1 The obligations of the Tenant set out in clause 3 above apply for the period beginning on the date upon which the Lease is assigned to the Assignee and ending on the date upon which the Assignee is released by the 1995 Act from its obligations under the Lease

5.2 The Landlord covenants with the Tenant that it will notify the Tenant in writing within [**] days of the Assignee being released by the 1995 Act from its obligations under the Lease]

6.    Recovery of Payments

6.1 The Landlord covenants that before attempting to recover any such payment as is described in clause 6.2 from the Tenant it will serve on the Tenant a notice as if that payment was a fixed charge under the 1995 Act

6.2 The payment referred to in clause 6.1 is any amount payable in respect of any breach of covenant by the Assignee which:

6.2.1 has been finally determined by a court or in binding arbitration; or

6.2.2 has been agreed between the Landlord and the Assignee

6.3 The notice in respect of the payments referred to in clause 6.2 shall be in the form prescribed by Section 27 of the 1995 Act with such variations as may be appropriate to the circumstances

6.4 The Tenant shall not be liable for any of the payments referred to in clause 6.2 unless within the period of six months of the payment being determined or agreed the Landlord serves on the Tenant a notice under this clause

                                   SCHEDULE 3
                                  Encumbrances

All matters contained mentioned or referred to in the Landlord's title to the Property registered at H M Land Registry under Title Number LL 64757

                                   SCHEDULE 4
                              Insurance Provisions

1. Insured Risks

1.1 "Insured Risks" means the risks and other contingencies against which the Demised Premises are required to be or which may from time to time be insured under this Lease but subject to any exclusions limitations and conditions in the policy of insurance

1.2 insured Risks include without limitation fire lightning explosion storm tempest flood bursting and overflowing of water tanks apparatus or pipes earthquake aircraft (but not hostile aircraft) and other aerial devices dropped from aircraft riot and civil commotion malicious damage and such other risks as the Landlord may consider it prudent to insure

1.3 If a risk or contingency itemised or otherwise included as an Insured Risk can no longer be insured or can only be insured at an uneconomic rate the risk or contingency shall cease to be treated as an Insured Risk from the time that cover is withdrawn and the Landlord has notified the Tenant of its withdrawal

2. Tenant's liability for insurance premiums

2.1 The Tenant will pay to the Landlord on demand the cost of the insurance premiums incurred by the Landlord

2.2 Insurance premiums are to include all monies expended or required to be expended by the Landlord in effecting and maintaining cover (including such professional valuations as shall be required) against:

2.2.1 Insured Risks;

2.2.2 three years' loss of rent insurance;

2.2.3 such professional fees as may be incurred in connection with rebuilding or reinstatement of the Building;

2 2.4 the costs of demolition shoring up and site clearance works;

2.2.5 third party and public liability risks; and

2.2.6 value added tax liability on such items

2.3 The insurance cover may take into account cover for the effects of inflation and escalation of costs and fees and the Landlord's estimate of the market rent of the Demised Premises as defined in Schedule 5 in the context of ensuing rent reviews and the termination of the Lease

3. Tenant's obligations in relation to insurance cover

3.1 The Tenant will not do anything which may render void or voidable the insurance of the Landlord on the whole or a part of the Building or which may cause insurance premiums to be increased

3.2 The Tenant will provide efficient fire extinguishers of a type approved by the Landlord and will adopt such other precautions against Insured Risks as the Landlord or its insurers may consider appropriate

3.3 If the insurance of the Landlord is vitiated in whole or in part in consequence of an act or omission of the Tenant persons occupying or enjoying the use of the Premises through or under the Tenant or their respective employees workmen agents or visitors the Tenant will pay to the Landlord or demand a sum equal to the amount of the insurance monies which have become recoverable in consequence of that act or omission

3.4 The Tenant may not insure the Demised Premises for any of the Insured Risks in such a manner as would permit the Insurer of the Landlord to average the proceeds of insurance or cancel insurance cover

3.5 The Tenant will notify the Landlord forthwith of the occurrence of damage to the Demised Premises by any of the Insured Risks

3.6 If the Demised Premises are damaged by Insured Risks the tenant will pay to the Landlord on demand the due proportion of the amount of any uninsured excess to which the insurance cover of the Landlord is subject

3.7 The obligations of the Tenant to repair and to yield up in repair the Demised Premises are to remain operative to the extent that the insurance of the Landlord in respect of Insured Risks is vitiated or insurance monies are withheld by reason of an act or omission of the Tenant persons occupying or enjoying the use of the Demised Premises through or under the Tenant or their respective employees workmen agents or visitors but do not otherwise operate in respect of damage to the Premises by Insured Risks

4. Landlord's obligation to insure and reinstate

4.1 The Landlord will keep the Building insured with an insurer of repute against Insured Risks and other items referred to in paragraph 2.2 for the full cost of reinstatement subject to such uninsured excess as the insurer may reasonably apply

4.2 Following the occurrence of damage to or destruction of the Demised Premises by an Insured Risk the Landlord will diligently apply or procure the application of the proceeds of the insurance covering reinstatement and rebuilding costs for those purposes

4.3 The obligations of the Landlord in paragraph 4.2 do not apply:

4.3.1 if the Landlord is unable after using its reasonable endeavours to do so to obtain any requisite planning permission or other consents for the reinstatement or rebuilding of the Building or of a building of similar size character and amenity; or

4.3.2 if the Landlord's insurance is vitiated by reason of an act or omission of the Tenant persons occupying or enjoying the use of the Demised Premises through or under the Landlord or their respective employees workmen agents or visitors

5. Landlord's obligations in relation to insurance

5.1 The Landlord will use its reasonable endeavours to procure that its insurers waive entitlement to rights of subrogation against the Tenant persons occupying or enjoying the use of the Demised Premises through or under the Landlord and their respective employees workmen agents or visitors

5.2 The Landlord will notify its insurers of the Tenant's interest in the Demised Premises and that of any sub-tenant and if practicable have it noted on the policies of insurance

5.3 The Landlord shall provide the Tenant with a copy of its policies (or other evidence of the conditions of insurance) on the Building and at the request of the Tenant with for the payment of the last premium or other evidence and up to date details of the amount of cover

5.4 The Landlord will promptly notify the Tenant of any changes in its insurance cover or of the terms on which cover has been effected

5.5 The Landlord may retain for its exclusive benefit any discount on the insurance premiums or commission offered to it by its insurer

6. Suspension of Rent

6.1 Paragraph 6.2 applies if the Building or any part of it is at any time during the Term so damaged by an Insured Risk as to render the Demised Premises or any part of them unfit for occupation use & enjoyment except in the circumstances referred to in paragraph 4.3.2

6.2 The rent and additional rent reserved by this Lease or a fair proportion of them according to the nature and extent of the damage sustained is to be suspended and cease to be payable until the Demised Premises (excluding fitting out works and replacement of contents) have been reinstated and made fit for occupation use and enjoyment or if earlier until the expiry of three years from the occurrence of the damage

6.3 A dispute as to the amount of the abatement of the rent or the duration of the period of abatement is to be submitted to a single arbitrator by whose decision the parties are to be bound who is to be appointed by the parties jointly if they can agree on one but if they do not agree then by the President for the time being of the Royal Institution of Chartered Surveyors at the request of either party and the arbitration is to be conducted under the Arbitration Act 1996

7. Options to determine

7.1 If the Building or a substantial part of it (whether or not directly affecting the Demised Premises) is destroyed or damaged by an Insured Risk so as to make continued use of the Demised Premises impracticable the Landlord may terminate this Lease by giving to the Tenant notice to that effect at any time within 12 months after the occurrence of the damage

7.2 If for any reason beyond the control of the Landlord it proves impossible to commence rebuilding or reinstatement of the Building within two years of the


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occurrence of the damage by an Insured Risk the Landlord may terminate this
Lease by giving to the Tenant notice to that effect

7.3 If the rebuilding or reinstatement of the Building has not been commenced two years after the occurrence of the damage by an Insured Risk the Tenant may give notice to the Landlord of intention to terminate this Lease and if the rebuilding or reinstatement work has not commenced within six months of the giving of the notice this Lease is to terminate at the expiry of the notice

7.4 The termination of this Lease under this paragraph 7 is not to affect any liability which has accrued at any time before the time of termination

8. Retention of insurance proceeds

On the termination of this Lease under paragraph 7 or if this Lease is terminated by the operation of the doctrine of frustration the Landlord may retain for its exclusive benefit the proceeds of insurance

                                   SCHEDULE 5
                                   Rent Review

1. Yearly rent review

The yearly rent payable under this Lease shall be reviewed on the expiration of each consecutive period of five years from the commencement date of the term and the terms "review dates" and "relevant review date" shall be construed accordingly and as from each review date the reviewed rent (agreed or determined in accordance with the following provisions of this Schedule) shall become payable in all respects as if it were the yearly rent reserved by this Lease

2. Upward only rent reviews

The reviewed rent shall be the greater of:

2.1 the yearly rent payable under this Lease immediately preceding the relevant review date; and

2.2 the market rent of the Demised Premises at the relevant review date

3. The market rent

The expression "the market rent" shall for the purpose of this Lease mean the yearly rental value of the Demised Premises having regard to open market rental values as between a willing landlord and a willing tenant for property at the review date let without a premium for a term of 15 years from the review date taking into account the Tenant's right to apply to the Court for the grant of a new tenancy under part II of the Landlord and Tenant Act 1954 and on the assumption that the Landlord would not oppose the grant and otherwise on the terms and conditions contained in this Lease other than the amount of rent but including these provisions for rent review but upon the assumption if not the fact that at the relevant review date:

3.1 the Demised Premises are available to be let with vacant possession;

3.2 the Tenant has received and has already enjoyed the full benefit of any concessionary rent rent free period or other inducement that a willing landlord might grant or give to a willing tenant on such a letting with vacant possession;

3.3 the Demised Premises have been fitted out and are therefore ready for immediate occupation and commencement of the business of the Tenant so that:

3.3.1 the Tenant shall not be entitled to any allowance at the relevant review date for time for fitting out of the Demised Premises; but

3.3.2 the Landlord shall not in consequence of the operation of this assumption be entitled to claim a higher market rent for the Demised Premises to reflect increased demand by reason only of the readiness of the Demised Premises for immediate occupation and commencement of the business of the Tenant

3.4 No work has been carried out to the Demised Premises by the Tenant or any predecessor-in-title of the Tenant which has diminished the market rent;

3.5 In case the Demised Premises have been destroyed or damaged or have become inaccessible by reason of damage they have been fully reinstated or rendered accessible;

3.6 The Demised Premises are in a state of full repair and the covenants of the Tenant have been fully observed and performed;

3.7 There is not in operation any statute order or instrument regulation or direction which has the effect of regulating or restricting the amount of rent of the Demised Premises which might otherwise be payable; and

3.8 The Demised Premises may be lawfully used for any purpose permitted by the use class (under the Schedule to the Town and Country Planning (Use Classes) Order 1987) in which the Authorised Use falls and there shall be disregarded any actual restriction or qualification which may be imposed on such use by the terms of the user covenant in clause 3 or otherwise and that no capital is required to be expended upon the Demised Premises to enable them to be so used;

3.9 The Tenant and anyone who may become the Tenant is a taxable person who makes only taxable supplies and no exempt supplies (words and expressions used in this paragraph 3.9 having meanings assigned to them respectively in the Value Added tax Act 1953 and the regulations made under that Act) and that demand for the Demised Premises on the open market would not be reduced by reason


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of the Landlord having elected to waive exemption from Value Added tax in respect of them;

and in this paragraph 3 references to `the Tenant' include a hypothetical tenant bidding in the open market

4. Matters to be disregarded

In agreeing or determining the market rent the effect upon it of the following matters shall be disregarded:

4.1 the occupation of the Demised Premises by the Tenant or any predecessor-in-title of the Tenant;

4.2 any goodwill attached to the Demised Premises by reason of the carrying out on the Demised Premises of the business of the Tenant or predecessors-in-title of the Tenant to that business;

4.3 any improvements to the Demised Premises made by the Tenant with the consent of the Landlord other than those:

4.3.1 made in pursuance of an obligation to the Landlord; or

4.3.2 completed by the Tenant and/or its predecessors in title more than 21 years before the relevant review date

4.3.3 for which the Landlord has made a financial contribution

5. Procedure for determination of market rent

5.1 The Landlord and the Tenant shall endeavour to agree the market rent at any time not being earlier than 12 months before the review date but if they shall not have agreed the market rent three months before the review date the amount of the market rent shall be determined by a surveyor ("the Surveyor") acting at the Landlord's discretion as either an expert or as an arbitrator and who shall be appointed by agreement between the parties or failing agreement nominated by the President for the time being of the Nottinghamshire Law Society at the request of the Landlord or of the Tenant

5.2 The reference to and award of the Surveyor acting as arbitrator shall be governed by the Arbitration Act 1996 and the decision of the arbitrator shall be final and binding on the parties

5.3 The Surveyor when acting as an expert shall act as an expert and not as an arbitrator and shall be required to:

5.3.1 Give notice to the Landlord and the Tenant allowing each of them an opportunity to submit to him within such reasonable time as he may stipulate a


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proposal for the market rent accompanied (if either of them so wish) by a statement of reasons, and a professional rental valuation or report; and

5.3.2 Permit each of the Landlord and the Tenant to make submissions in respect of the other's reasons valuation and report;

but the Surveyor shall not be bound by any such proposal or submission and he may make his determination as he thinks fit

5.4 If the Surveyor refuses to act becomes incapable of acting or dies the Landlord or the Tenant may require the appointment of another Surveyor as provided in clause 5.1

5.5 The fees and expenses of the Surveyor acting as expert including the cost of his nomination shall be borne in such manner and proportions as the Surveyor may direct but in the absence of any such direction they shall be borne by the Landlord and the Tenant in equal shares

5.6 The determination of the Surveyor shall be final and binding on the parties except in case of a mistake of law

6.7 The Surveyor shall be a chartered surveyor having experience of leasehold valuation of property being put to the same or similar use as the Demised Premises and of property in the same region in which the Demised Premises are situated

6. Time limits

Time shall not be of the essence in agreeing or determining the reviewed rent or of appointing an arbitrator

7 Rental adjustments

If the market rent shall not have been agreed or determined in accordance with the provisions of this clause before the review date then until the market rent shall have been so agreed or determined the Tenant shall continue to pay rent at the rate of the yearly rent payable immediately before the relevant review date and when the market rent shall have been agreed or determined the Tenant shall within 7 days forthwith pay to the Landlord the reviewed element of rent then falling due in respect of the earlier period and all arrears of reviewed rent which shall have accrued with Interest upon such payments in respect of the period commencing on the review date and ending with the payment of such payments by the Tenant to the Landlord

8. Memorandum of rent review

The parties shall cause a memorandum of the reviewed rent duly signed by the Landlord and the Tenant to be endorsed on or securely annexed to this Lease and the counterpart of this Lease

Counterpart

THE COMMON SEAL of IBIS SYSTEMS
LIMITED was hereunto affixed
in the presence of:-


                       Director /s/ Peter Angle

                       Secretary


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